EXHIBIT 21

                              AMBASE CORPORATION
                              SUBSIDIARY LISTING
                           AS OF DECEMBER 31, 2006

                                  Jurisdiction              Percentage Voting
                                   In Which                 Securities Owned By
Name                               Organized                  Immediate Parent
============================================== ================================
============================================== ================================

AmBase Corporation                  Delaware                        N/A

   Carteret Bancorp, Inc.           Delaware                       100%

   Home Capital Services, Inc.      Delaware                       100%

   Maiden Lane Associates, Ltd.     Delaware                       100%

  SDG Financial Corp.               Delaware                       100%


     Note: Interrelationships shown by indentation with 100% ownership unless otherwise indicated.